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                                                                    EXHIBIT 15
                                                                    ----------

                                                      COOPERS & LYBRAND L.L.P.

                                                             November 13, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

                          Re:   Pacific Telesis Group
              Registrations on Forms S-3, Form S-4, and Forms S-8
              ---------------------------------------------------

We are aware that our report dated November 13, 1996 on our review of the interim financial information of Pacific Telesis Group and Subsidiaries for the three- and nine-month periods ended September 30, 1996 and included in this Form 10-Q is incorporated by reference in the Corporation's registration statements as follows:

Form S-3:     PacTel Capital Resources  $500,000,000 Debt  Securities and
              Guarantee thereof by Pacific Telesis Group
Form S-3:     Secondary Offering  of 137,504 shares  of Pacific Telesis
              Group Common Stock
Form S-3:     Shareowner Dividend Reinvestment and Stock Purchase Plan
Form S-3:     Pacific Telesis Group  and Pacific Telesis  Financing I,  II
              and III $1 billion  of Trusts Preferred Securities  and Other
              Securities
Form S-3:     2,576,494 shares of Pacific Telesis Group Common Stock
Form S-3:     SBC Communications, Inc. Dividend Reinvestment Plan
Form S-4:     ABI American Businessphones, Inc. Merger
Form S-4:     SBC Communications, Inc. Merger
Form S-4:     3,250,000 shares of Pacific Telesis Group Common Stock
Form S-8:     Nonemployee Director Stock Option Plan
Form S-8:     Supplemental Retirement  and Savings Plan for  Salaried
              Employees
Form S-8:     Supplemental  Retirement and  Savings Plan for  Nonsalaried
              Employees
Form S-8:     Stock Option and Stock Appreciation Rights Plan
Form S-8:     Stock Incentive Plan

Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                     Very truly yours,



                                     /s/ Coopers & Lybrand L.L.P.